AMENDMENT NO. 1 TO
                           REFERENCE AGENCY AGREEMENT


     AMENDMENT NO. 1, dated as of May 9, 2003 (this "AMENDMENT"), to Reference Agency Agreement, dated as of December 6, 2002 (the "REFERENCE AGENCY AGREEMENT"), among CONTINENTAL AIRLINES, INC., a Delaware corporation (the "COMPANY"), WILMINGTON TRUST COMPANY, a Delaware banking corporation ("WTC"), as Trustee under the Indenture referred to below, and WTC, as reference agent under the Reference Agency Agreement (the "REFERENCE AGENT"). Certain terms used herein have the defined meanings referred to in Section 1 hereof.


                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, in connection with the issuance and sale of the Company's Floating Rate Secured Notes due 2007 pursuant to the Original Indenture, the Company, the Trustee and the Reference Agent entered into the Reference Agency Agreement to provide, among other things, for the determination of the Debt Rate with respect to such Securities; and

     WHEREAS, concurrently with the execution and delivery of this Amendment, the Company is entering into the Amended and Restated Indenture, dated as of the date hereof (the "INDENTURE"), with WTC, as Trustee, Morgan Stanley Capital Services Inc., as Liquidity Provider, and MBIA Insurance Corporation, as Policy Provider, providing for the issuance of Company's Floating Rate Secured Subordinated Notes due 2007 (the "SUBORDINATED SECURITIES"); and

     WHEREAS, in connection with the issuance and sale of the Subordinated Securities pursuant to the Indenture, the Company has requested that the Reference Agency Agreement be amended to provide, among other things, for the determination of the Subordinated Debt Rate with respect to such Subordinated Securities; and

     WHEREAS, the Company and the Initial Purchaser have entered into the Subordinated Security Purchase Agreement, which provides for the issuance of the Subordinated Securities; and

     WHEREAS, the Indenture provides that the Notes to be issued thereunder bear interest at a rate per annum based on LIBOR, as determined pursuant to the Reference Agency Agreement.

     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. Unless otherwise defined or provided herein, terms used herein that are defined in or pursuant to the Reference Agency Agreement, as amended by this Amendment, have such respective defined meanings.

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     SECTION 2. AMENDMENTS. Effective as of the date hereof, the Reference
Agency Agreement is hereby amended as follows:

     Section 2.1 PREAMBLE. The following in the second "Whereas" clause shall be deleted: "(the "INDENTURE")".

     Section 2.2 DEFINITIONS. Section 1 is amended as follows:

     (a) The first sentence is amended to delete "Indenture" and replace it with the following: "Amended and Restated Indenture, dated as of May 9, 2003 (the "INDENTURE"), among the Company, WTC, as Trustee, Morgan Stanley Capital Services Inc., as Liquidity Provider, and MBIA Insurance Corporation, as Policy Provider".

     (b) The definition of "Interest Payment Date" is amended and restated to read in its entirety as follows:

          "'INTEREST PAYMENT DATE' means March 6, June 6, September 6 and December 6 of each year so long as any Note is outstanding (commencing on March 6, 2003 in the case of the Securities and June 6, 2003 in the case of the Subordinated Securities), PROVIDED that if any such day is not a Business Day, then the relevant Interest Payment Date shall be the next succeeding Business Day."

     (c) Clause (i) of the definition of "Interest Period" is amended and restated to read in its entirety as follows:

          "(i) in the case of the first Interest Period for the Securities, the period commencing on (and including) the Closing Date or, in the case of the first Interest Period for the Subordinated Securities, the period commencing on (and including) the Subordinated Closing Date, and ending on (but excluding) the first Interest Payment Date following such date and".

     Section 2.3 CERTAIN REFERENCES TO SECURITIES. Each reference to "Securities" in Section 3, Section 7, Section 8 and Section 9, is deleted and replaced with "Notes".

     Section 2.4 DUTIES OF REFERENCE AGENT.

     (a) The first sentence of Section 6(b) prior to clause (i) thereof is amended and restated to read in its entirety as follows:

          "(b) For the purpose of calculating the Debt Rate payable on the Securities or the Subordinated Debt Rate payable on the Subordinated Securities, "LIBOR" for each Interest Period that commences after (x) in the case of the Securities, the Closing Date (it being understood that the Debt Rate for the Interest Period commencing on the Closing Date shall be determined pursuant to the Purchase Agreement) or (y) in the case of the Subordinated Securities, the Subordinated Closing Date (it being understood that the Subordinated Debt Rate for the Interest Period commencing on the Subordinated Closing Date shall be determined pursuant to the Subordinated Security Purchase Agreement), shall mean the rate determined in accordance with the following provisions:".

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     (b) Section 6(c) is amended and restated to read in its entirety as follows:

          "(c) As soon as practicable after 11:00 a.m. (London time) on each Interest Rate Determination Date, the Reference Agent will calculate the Debt Rate and the Subordinated Debt Rate for such Interest Period, which shall be applicable to the Securities and the Subordinated Securities, respectively. The Reference Agent's determination of LIBOR, the Debt Rate and the Subordinated Debt Rate (in the absence of negligence, willful default, bad faith or manifest error) shall be conclusive and binding upon all parties."

     (c) Section 6(d) is amended to insert after "the Debt Rate" the following:
", the Subordinated Debt Rate".

     Section 2.5 MISCELLANEOUS. Section 13(a) is amended to delete the phrase "or the Debt Rate" and to replace it with ", the Debt Rate or the Subordinated Debt Rate".

     SECTION 3. CONSTRUCTION. All references in the Reference Agency Agreement to the "Agreement" shall be deemed to refer to the Reference Agency Agreement as amended by this Amendment, and the parties hereto confirm their respective obligations thereunder. The Reference Agency Agreement is hereby ratified by the parties hereto and shall remain in all respects unchanged (except as expressly provided in this Amendment) and in full force and effect.

     SECTION 4. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

     SECTION 5. COUNTERPARTS. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                       [Remainder of this page is blank.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date and year first above written.


                                       CONTINENTAL AIRLINES, INC.


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       WILMINGTON TRUST COMPANY, as
                                       Reference Agent


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:


                                       WILMINGTON TRUST COMPANY, as
                                       Trustee


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title: